AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 2001
                                                      REGISTRATION NO. 333-68806


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                 SECOND AMENDED
                                   FORM SB-2/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          M-GAB DEVELOPMENT CORPORATION
                 (Name of small business issuer in its charter)


        FLORIDA                     4724                   33-0961490
(State or jurisdiction       (Primary Standard         (I.R.S.  Employer
   of incorporation      Industrial Classification     Identification No.)
   or organization             Code Number)


                    1059 E. SKYLER DRIVE
                     DRAPER, UTAH  84020                 (801) 361-7644
           (Address of principal executive offices
          and intended principal place of business)     (Telephone number)


                             Carl M. Berg, President
                              1059 E. Skyler Drive
                               Draper, Utah  84020
                                 (801) 361-7644
                          (Name, address, and telephone
                          number of agent for service)

                                   COPIES TO:

                             Brian A. Lebrecht, Esq.
                            The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 230
                    Rancho Santa Margarita, California  92688
                                 (949) 635-1240


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

     If  delivery of the prospectus is expected to be made pursuant to Rule 434,
check  the  following  box.  [   ]


                               CALCULATION OF REGISTRATION FEE


TITLE OF EACH                               PROPOSED          PROPOSED
CLASS OF. . . . . . . . . . .  AMOUNT       MAXIMUM           MAXIMUM          AMOUNT OF
SECURITIES TO BE. . . . . . .  TO BE        OFFERING PRICE    AGGREGATE        REGISTRATION
REGISTERED. . . . . . . . . .  REGISTERED   PER UNIT (1)      OFFERING PRICE   FEE
-----------------------------  -----------  ----------------  ---------------  -------------

Common Stock offered for sale    2,000,000  $           0.50  $     1,000,000  $      264.00
-----------------------------  -----------  ----------------  ---------------  -------------

Common Stock of certain . . .      463,000  $           0.50  $       231,500  $       61.12
selling shareholders
-----------------------------  -----------  ----------------  ---------------  -------------

     Total Registration Fee .                                                   $     325.12
-----------------------------                                                    -----------



(1) The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     Up to 2,463,000 shares of common stock



                          M-GAB DEVELOPMENT CORPORATION



     M-GAB Development is registering 2,000,000 shares, representing 25% of the outstanding common stock if all shares are sold, for sale to investors by M-GAB at a price of $0.50 per share. This offering will terminate when all 2,000,000 shares are sold or on September 30, 2002.

     M-GAB is also registering up to 463,000 shares, representing 6% of the outstanding common stock, for sale by:

     -  Brian  A.  Lebrecht,  M-GAB's  legal  counsel  (450,000  shares);  and

     - Twelve individuals identified in the Selling Security Holders section of this prospectus, each of which purchased shares from M-GAB (13,000 shares).


INVESTING IN THE COMMON STOCK INVOLVES RISKS. M-GAB CURRENTLY HAS NO OPERATIONS, NO INCOME, AND NO ASSETS, IS IN UNSOUND FINANCIAL CONDITION, AND YOU SHOULD NOT INVEST UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Other than shares sold for the benefit of M-GAB, all of the common stock registered by this prospectus will be sold by the selling shareholders on their own behalf at a price of $0.50 per share.

     The shares to be sold for the benefit of M-GAB will be offered by our sole officer and director, Mr. Berg, on a best efforts basis with no minimum. In the event, however, that we elect to sell these securities through an underwriter, we may pay a cash fee of up to 10% of the proceeds, resulting in net proceeds to M-GAB of $0.45 per share, or $900,000 if the total offering is completed.

     The  common  stock  is  not  currently  listed  on any securities exchange.




                  THE DATE OF THIS PROSPECTUS IS _______, 2001

                               PROSPECTUS SUMMARY

                          M-GAB DEVELOPMENT CORPORATION

     We intend to develop, market and distribute an interactive travel brochure that will contain images and video of world-class destination resorts, as well as remote vacation getaway locations such as Lake Powell and the Grand Canyon. We currently have no agreements with any resorts or destinations to provide this service. We intend to generate revenues from both the production of our product (paid by the destination resort or location) and from the sale of our product on a subscription basis via the Internet (paid by existing Internet web sites).

     In our opinion, we believe that destination resorts and locations will desire to have their properties featured using our travel brochure as a way to increase interest in their location, and through our relationships hope to form with major Internet web sites, as a way to increase their overall Internet exposure. We have not yet conducted any market research to support our opinion.

     In our opinion, we believe that existing Internet sites that provide travel-related products and services, such as Yahoo.com, Expedia.com, American Express Travel, and the major airlines, will subscribe to our products to enhance their Internet presence, improve their customer service, retain existing customers, and increase sales revenues by providing their customers the opportunity to take a "virtual vacation" and experience exotic locales from our client's website. As above, we have not yet conducted any market research to support our opinion.


     Our offices are currently located at 1059 E. Skyler Drive, Draper, Utah 84020, and our telephone number is (801) 361-7644.

     Even if we are successful in raising the full $1,000,000 under this offering, our management does not know how long this will satisfy our cash requirements because we do not know how much it will cost to finance our business plan. Cash will be used to conduct market research, purchase production equipment, to market our products, and for working capital. We currently have no plans for raising additional capital.

                                  THE OFFERING

Securities  Offered:

Shares  Offered  by M-GAB:          We are registering to sell to new  investors
                                    up  to  2,000,000  shares  of  common stock.
                                    We  will  sell these shares to new investors
                                    at  $0.50  per  share.
Shares  Offered  by
Selling  Shareholders               We  are  registering  shares  for  sale  by
                                    selling shareholders,  including:

                                    -  450,000  shares  issued  to  our  legal
                                       counsel,  Brian  A.  Lebrecht.


                                    -  13,000  shares  issued  to  twelve
                                       individuals identified  in  the Selling
                                       Security Holders section of this
                                       prospectus,  each  of which purchased
                                       shares from M-GAB.

                                  RISK FACTORS

     Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

     Because we are a new company that has not generated any revenues since our formation, we may not be profitable if we commence operations, and our investors may lose all or part of their investment.

     We were incorporated in March 2001. We have not commenced our business plan, have no assets, and we have not generated any revenues. We do not anticipate generating any revenue in our current fiscal year, and do not expect to be profitable during the next fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. In the event we commence operations, we cannot guaranty that we will be profitable. Our failure to generate sufficient revenues or be profitable may cause an investor to lose all or part of his investment.

     Our officers and directors are engaged in other activities that could have conflicts of interest with us or they may not devote sufficient time to our affairs.

     We currently have only one officer and director, Carl M. Berg. Currently, Mr. Berg devotes the majority of his time to other employment. As a result, conflicts of interest in allocating time, services, and functions between us and the other activities may occur from time to time.

     We  will  need to hire or retain additional members of our management team.

     Our current management team consists of only one individual, Mr. Berg. We will need to hire or retain the services of a greater number of experienced people, and people with skills and experience that can help us carry out our business plan. We may experience a delay in finding qualified people, if we can find them at all, which will cause a delay in executing our business plan. We may have to pay certain highly qualified candidates a high level of compensation, which will affect our cash flow and our profitability.

     Our ability to generate revenues and achieve market acceptance is uncertain because our business is based on an untested business plan, which may never be accepted by potential customers.

     Our business is based on an untested business plan, which may never be accepted by potential destinations, resort owners, or customers. Our failure to complete our development and to market our services and products successfully could significantly affect our ability to succeed which will affect potential investors' ability to sell their shares of common stock. Our inability to generate revenues may cause potential investors to lose all or part of their investment.

     We  will need to raise additional capital to develop and grow our business.

     If we are successful in raising $1,000,000 under this offering, we do not know how long the funds will last because we have not determined how much it will cost to finance our business plan. If we raise less than $1,000,000 in this offering, our ability to carry out our business plan will be severely limited, and possibly eliminated. This would have a material adverse effect on our ability to commence operations. We cannot guaranty that we will be able to obtain additional financing at commercially reasonable rates, and we have no other plans for raising additional funds.

     Our industry is highly competitive and we may not have adequate resources to market our products to compete successfully.

     Competition in the Internet industry is intense. In order to succeed, we have to enter into agreements with property owners and destination resorts to produce our travel brochure. In addition, we will have to market our brochures to existing Internet web sites which are presented with numerous competing products on a regular basis. There is intense competition in each of these areas. Our competition may have substantially more cash and other resources than we do, making it difficult for us to obtain the necessary agreements, commence operations, and operate profitably.

     Our ability to generate business will depend on continued growth of online commerce in the event we commence operations.

     If we commence operations, our ability to generate business will depend on continued growth in the use of the Internet, particularly in the area of travel. Rapid growth in the use of the Internet and online services is a recent phenomenon. This growth may not continue. A sufficiently broad base of consumers may not accept, or continue to use, the Internet as a medium of commerce. We cannot guaranty that the number of Internet users will continue to grow in general or with respect to travel web sites.

     Our sole director and officer owns a majority of our common stock, allowing him to exert significant influence in matters concerning management of our company and matters requiring shareholder approval.

     Our sole director and officer beneficially owns over 92% of the common stock before this offering, and will own over 69% of the common stock if we are successful in raising the full $1,000,000. Such concentrated control of the company gives him the ability to nominate the entire board of directors and control all matters requiring approval by our stockholders. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval, and may adversely affect the price of our common stock.

     Our sole director and officer will be permitted to sell some of his stock, which may have a negative effect on our stock price and ability to raise additional capital, and may make it difficult for investors to sell their stock at any price.

     Our sole officer and director is the owner of 5,550,000 shares of our common stock, representing over 92% of our total issued shares. He has agreed not to sell any of those shares until at least thirty days after the completion of our offering for $1,000,000. If our common stock is listed on the over-the-counter electronic bulletin board, and after the thirty day lock-up period, he may sell up to 1% of our outstanding stock (currently 60,130 shares) every 90 days in the open market pursuant to Rule 144, which may have a negative effect on our stock price and may prevent us from obtaining additional capital. In addition, if Mr. Berg is selling his stock into the open market, it may make it difficult or impossible for investors to sell their stock at any price.

     Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced.

     We anticipate that a market maker will apply to have our common stock listed on the OTC Electronic Bulletin Board. If successful, broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

     We lack a public market for shares of our common stock, which will make it difficult for investors to sell their shares.

     There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the Internet sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

     Investors' ability to resell their shares will also be hampered because our sole director and officer owns approximately 92% of our outstanding shares of common stock. Such concentrated control will make the market for our shares highly illiquid. Therefore, it will be difficult for investors to resell their shares if they are not able to find purchasers for their shares of our common stock.

     Because we lack a public market for shares of our common stock, the offering price of the shares will be arbitrarily determined by the selling security holders. Therefore, investors may lose all or part of their investment if the price of their shares is too high.

     Our common stock is not publicly traded and we do not participate in the OTC Electronic Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. No market makers currently buy or sell our securities. Therefore, the offering price of shares of our common stock may be arbitrarily determined by the selling security holders. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be unsuitable for a person who cannot afford to lose his entire investment.

     Forward Looking Statements. Except for historical information, the discussion in this registration statement contains some forward-looking statements that involve risks and uncertainties. These statements may refer to M-GAB's future plans, objectives, expectations and intentions. These statements may be identified by the use of the words such as "expect," "anticipate," "believe," "intend," "plan" and similar expressions. M-GAB's actual results could differ materially from those anticipated in such forward-looking statements.

                                 USE OF PROCEEDS

     M-GAB does not realize any proceeds from the sale of the shares by the selling security holders. M-GAB has already received and is utilizing the proceeds received from those shares sold in private placements in its business.

     The net proceeds to M-GAB (assuming an offering price of $0.50 per share and potential sales commissions of up to 10% of the gross proceeds) from the sale of the shares which we intend to offer to new investors would be a maximum of $900,000.

     These proceeds would be received from time to time as sales of these shares are made by us. As set forth in the following table, we will use those proceeds primarily for production equipment, marketing of our products, and working capital for operations. We intend to use the proceeds in the following order of priority:



                             Assumed Offering (1)                 Maximum Offering
Description of Use      Amount                     Percent         Amount    Percent


Production Equipment .  $              50,000         20.0%       $150,000     16.7%
Marketing and Research  $             175,000         70.0%       $415,000     46.1%
Working Capital. . . .                 25,000         10.0%       $335,000     37.2%
                        ---------------------     ---------       --------  --------
   Total . . . . . . .  $             250,000        100.0%       $900,000    100.0%
                        ---------------------     ---------       --------  --------


(1) Assumes that we only raise $250,000 in this offering. This offering is conducted on a best efforts basis with no minimum, therefore, we could raise less than $250,000.

     The above budgeted amounts are only for initial working purposes since we do not know how much we will need to spend on these items. Even if we are able to sell the maximum shares, we do not know how long these funds will last, and we have no other plans for raising additional funds. The portion of the any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

                         DETERMINATION OF OFFERING PRICE

     There is no established public market for the shares we are registering. Our management has established the price of $0.50 per share based upon their estimates of the market value of M-GAB and the price at which potential investors might be willing to purchase the shares offered.

                                    DILUTION

     We are registering for sale to new investors up to 2,000,000 shares at $0.50 per share. Our founding shareholders, Sadie, LLC, Mr. Berg and Mr.
Lebrecht, paid $0.0001 per share for their shares, and other existing shareholders whose shares are being registered for resale paid $0.10 per share for their shares. The following table sets forth on a pro forma basis at July
31, 2001, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from M-GAB, the total consideration paid to M-GAB, and the average price paid per share (assuming a proposed public offering price of $0.50 per share).



                     SHARES PURCHASED              TOTAL CONSIDERATION         AVERAGE  PRICE
                   AMOUNT       PERCENT           AMOUNT        PERCENT        PER SHARE
                  -------       -------          -------        -------      --------------

Founding
Stockholders      6,000,000         74.9%      $      600      less than 1%      $0.0001
                                                                                 =======
Existing
Stockholders         13,000     less than 1%   $    1,300      less than 1%      $  0.10
                                                                                 =======

New Investors     2,000,000         25.0%      $1,000,000         99.8%          $  0.50
                 ----------     ------------   ----------    -------------       =======

Total             8,013,000          100%      $1,001,900         100%
                 ==========     ============   ==========    =============


     The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. M-GAB has already realized the dilution from the shares registered for selling shareholders. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock. The dilution calculations we have set forth in this section reflect an offering price of $0.50 per share.

     As of July 31, 2001, M-GAB had a net tangible book deficit of ($118) or ($0.00002) per share of issued and outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the maximum offering of 2,000,000 shares, the net tangible book value at that date would have been $899,882 or $0.112 per share. This represents an immediate increase in net tangible book value of $0.112 per share to existing shareholders and an immediate dilution of $0.388 per share to new investors.

     The  following  table  illustrates  such  per  share  dilution:



Proposed public offering price (per share)                                        $ 0.50
  Net tangible book value per share
      at July 31, 2001                                  ($0.00002)
  Increase in net tangible book value per
      share attributable to the proceeds of
      the maximum offering                             $    0.112
                                                       -----------
Pro forma net tangible book value per share
  after the offering                                                              $0.112
                                                                                  ------

Dilution to new investors                              $    0.388
                                                       ==========

  SELLING SECURITY HOLDERS

     The following table provides information with respect to shares offered by the selling stockholders:



SELLING  STOCKHOLDER               SHARES           SHARES BEFORE     PERCENT BEFORE     SHARES AFTER        PERCENT AFTER
                                   FOR  SALE        OFFERING          OFFERING           OFFERING            OFFERING  (1)
____________________               _________        _____________     ______________     ____________        _____________


Brian A. Lebrecht (2) . . . . .    450,000              450,000            7.5%              -0-                    0%
Jeff R. Horrocks. . . . . . . .      1,250                1,250              *%              -0-                    0%
Peggy J. Horrocks . . . . . . .      1,250                1,250              *%              -0-                    0%
Kip K. & Jennifer S.
Conner JT                            1,000                1,000              *%              -0-                    0%
Thomas E. Judd. . . . . . . . .      1,000                1,000              *%              -0-                    0%
Craig V. Butler . . . . . . . .      1,000                1,000              *%              -0-                    0%
Steve Lee . . . . . . . . . . .      1,000                1,000              *%              -0-                    0%
Tamara R. Willmann. . . . . . .      1,000                1,000              *%              -0-                    0%
Jeffrey S. Willmann . . . . . .      1,000                1,000              *%              -0-                    0%
Scott Boruta. . . . . . . . . .      1,000                1,000              *%              -0-                    0%
Robert Bird . . . . . . . . . .      1,250                1,250              *%              -0-                    0%
Elaine A. Bird. . . . . . . . .      1,250                1,250              *%              -0-                    0%
Jeffrey Smith . . . . . . . . .      1,000                1,000              *%              -0-                    0%
                                 _________           __________          ______           _________              _____
    Total . . . . . . . . . . .    463,000              463,000            7.5%              -0-                    0%
                                 ---------           ----------          ------           ---------              -----

     *     Less  than  1%
     (1) Based on 8,013,000 shares outstanding, which includes the 2,000,000 shares offered for sale to new investors by M-GAB in this offering.
     (2)   Mr.  Lebrecht  is  legal  counsel  to  M-GAB.

                              PLAN OF DISTRIBUTION

     M-GAB, through its officers and directors, intends to offer up to 2,000,000 shares at a price of $0.50 per share to potential investors. M-GAB has not at this point engaged any broker/dealers licensed by the National Association of Securities Dealers, Inc. for the sale of these shares and presently has no intention to do so. If M-GAB engaged any broker/dealers, they may be acting as underwriters for the offering of these shares.

     Our officers and directors intend to seek to sell the common stock to be sold by M-GAB in this offering by contacting persons with whom they have had prior contact who have expressed interest in M-GAB, and by seeking additional persons who may have interest through various methods such as mail, telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. M-GAB does not intend to offer the securities over the Internet or through general solicitation or advertising. Our officers and directors are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and performs substantial other duties for M-GAB.

     We anticipate that a market maker will apply to have our common stock traded on the over-the-counter bulletin board. If successful, the selling stockholders will be able to sell their shares referenced under "Selling
Securityholders" from time to time on the over-the-counter bulletin board in privately negotiated sales, or on other markets, at prevailing market rates. If our common stock is not listed on the over-the-counter bulletin board, the selling stockholders will sell their shares in privately negotiated transactions. Any securities sold in brokerage transactions will involve customary brokers' commissions. Mr. Berg has agreed that he will not sell any of his shares until at least thirty days after the termination of this offering. After the thirty day lock-up period, Mr. Berg may sell all of his stock in a private transaction, or he may sell up to 1% of our total outstanding stock (currently 60,130 shares) every 90 days in the open market pursuant to Rule 144.

     In accordance with Regulation M under the Securities Exchange Act of 1934, which was adopted to prevent manipulation of a stock price during a registered offering, neither M-GAB, Mr. Berg, Mr. Lebrecht, nor any of the selling stockholders may buy or sell any of our common stock while we, or they, are selling stock in this offering. None of the selling stockholders will engage in any short selling of our securities.

                                LEGAL PROCEEDINGS

     We  are  not  a  party  to  or otherwise involved in any legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

     The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

     Name                 Age          Position(s)
     ----                 ---          -----------

     Carl  M.  Berg       33           Chairman of the Board, President,
                                       Secretary, and  Treasurer  (2001)

     CARL M. BERG has served as our sole director and officer since our inception. He also currently serves as a company executive with Sandlot Corporation, a startup subscription management software company. Sandlot is involved in managing subscription-based e-commerce. Mr. Berg has directed business initiatives as the Business Development Manager, which have resulted in growth of the company from 10 to 75 employees worldwide with offices in the U.S. and Windsor, United Kingdom. Prior to Sandlot Corporation, from 1992 to 1999 Mr. Berg served in various management positions in the technology division of Ameritech Corporation. His roles varied from the overall management of library automation implementation projects to directing the implementation division of roughly 75 technical staff. Job titles included Project Coordinator, Project
Manager  and  Director  of  Implementation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of August 30, 2001, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

                                                                  Percent  of     Percent  of    Percent  of
                  Name and Address of     Amount and Nature of    Class  Before   Class After    Class After
Title of Class    Beneficial Owner        Beneficial Ownership    Offering  (1)   Offering  (2)  Offering  (3)
---------------  ----------------------  ---------------------    -------------   -------------  -------------

Common
Stock             Carl M. Berg (4)             5,550,000               92.3%          69.3%          63.7%

Common
Stock             Brian A. Lebrecht (5)          450,000                7.5%           5.6%             0%
                                          ---------------------    -------------   -------------  -------------
                  All Officers and
                  Directors as a Group
                  (1 Person)                   5,550,000               92.3%          69.3%          63.7%
                                          =====================    =============   ==============  ============

(1)     Based  on  6,013,000  shares  outstanding.
(2)     Based  on  8,013,000  shares  outstanding.
(3) Based on 8,013,000 shares outstanding, and further assuming that Mr. Lebrecht sells 450,000 shares registered in this offering.
(4) Includes 3,000,000 shares held of record by Sadie, LLC, an entity wholly-owned and controlled by Mr. Berg. Mr. Berg is our sole director and officer.
(5) Mr. Lebrecht is President of The Lebrecht Group, APLC, which serves as our securities counsel.

        There are no current arrangements which will result in a change in control.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. As of August 30, 2001, there are 6,013,000 shares of our common stock issued and outstanding, and no shares of preferred stock issued or outstanding.

     COMMON STOCK. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

     DIVIDEND POLICY. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

     PREFERRED STOCK. We are authorized to issue 5,000,000 shares of preferred stock, par value $0.001, of which no such shares are issued and outstanding. We have not designated the rights and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

     STOCK OPTION PLAN. On May 15, 2001, our directors and shareholders approved the M-GAB, Inc. 2001 Stock Option Plan, effective June 1, 2001. The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The plan allows for the award of stock and options, up to 600,000 shares of our common stock. Following the effectiveness of this registration statement, we intend to register with the Commission the shares of common stock covered by the plan. We have not issued any options or stock awards under the plan.

     TRANSFER AGENT. The transfer agent for our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117, telephone number (801) 272-9294.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Brian A. Lebrecht is the President of The Lebrecht Group, APLC, which serves as our legal counsel. Mr. Lebrecht is the owner of 450,000 shares of our common stock and is a selling shareholder in this offering.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Article X of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its Bylaws or in any resolution of its stockholders or directors, to indemnify the officers and directors of this Corporation against any liability as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to buy, at this Corporation's expense, policies of insurance.

     Our bylaws do not further address indemnification, and there are no resolutions of our shareholders or directors which address indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

INTRODUCTION

     M-GAB Development Corporation, a Florida corporation, was incorporated in the State of Florida on March 27, 2001.

     We intend to develop, market and distribute an interactive travel brochure that will contain images and video of world-class destination resorts, as well as remote vacation getaway locations such as Lake Powell and the Grand Canyon. We currently have no agreements with any resorts or destinations to provide this service. We intend to generate revenues from both the production of our product (paid by the destination resort or location) and from the sale of our product on a subscription basis via the Internet (paid by existing Internet web sites).

     In our opinion, we believe that destination resorts and locations will desire to have their properties featured using our travel brochure as a way to increase interest in their location, and through our relationships hope to form with major Internet web sites, as a way to increase their overall Internet exposure. We have not yet conducted any market research to support our opinion.

     In our opinion, we believe that existing Internet sites that provide travel-related products and services, such as Yahoo.com, Expedia.com, American Express Travel, and the major airlines, will subscribe to our products to enhance their Internet presence, improve their customer service, retain existing customers, and increase sales revenues by providing their customers the opportunity to take a "virtual vacation" and experience exotic locales from our client's website. As above, we have not yet conducted any market research to support our opinion.

     We have not begun any market research or operations. We will not begin any market research or operations until after we are able to raise capital in this offering. After the termination of this offering, we cannot determine how long it will take to begin operations until after our market research is completed. We do not have an estimated time that operations will begin, that revenues will be generated, or when we might be profitable.

MARKET  RESEARCH

     After completion of this offering, management will engage in market research to fully determine the demand for our travel brochures, and the cost of producing them. Until such time, we will not enter into discussions or agreements with any resorts, destinations, video producers, or Internet companies. In addition, until our market research is completed, we will not be able to determine our needs for office space, equipment, and employees.

     Our sole officer and director, Mr. Berg, intends to oversee the market research. It is anticipated that one or more market research companies may be retained to conduct research and interpret its results, and we have allocated a significant portion of the use of proceeds from this offering for that purpose. We have not entered into discussions or agreements with any market research companies at this time.

COMPETITION

     We have not yet commenced operations, and are entering into a very competitive marketplace. Internet content providers are numerous, and our ability to profitably negotiate and enter into agreements with major web site and Internet portal operators will have a material impact on our operations and future profitability. We believe that the product we have to offer is unique and will be attractive to both web site operators and the resort operators, however, our product can be easily duplicated.

MANUFACTURING

     We do not intend to produce or manufacture any of our products. We intend to contract with third parties to produce our video brochures and house them for distribution over the Internet. We do not currently have any agreements for the production, storage, or distribution of our video brochures. We hope that, through our anticipated contracts for video production, we will be able to have produced a video product that is high quality, three-dimensional, includes both sound and video, and is interactive to its user (i.e., the user can control what images he is viewing by moving the mouse on his computer). We will not begin discussions or negotiations with potential video producers until after we have completed this offering, and completed our market research. We do not have an estimated time as to when we will have reached an agreement with one or more video producers, or when production of the first video will begin.

KEY  CUSTOMERS  AND  AGREEMENTS

     In order to be successful, we believe we will have to enter into agreements with property owners and operators or tourist organizations representing desirable locations. Simultaneously, we believe we will have to negotiate and enter into agreements with major web site and Internet portal operators to display our brochures.

     Our success is dependent on our ability to enter into key agreements as described above. We currently do not have any such agreements. Our management believes, however, that they can develop relationships with key property operators and web site owners, however we can make no guaranty of our success. In the event we are unable to develop these key relationships, our business will likely fail.

     We will not begin discussions or negotiations with potential customers until after we have completed this offering, and completed our market research. We do not have an estimated time as to when we will have reached an agreement with one or more customers, when production of the first video will begin, or when we will first generate revenues from our products.

     We do not have, nor do we intend to obtain, any patents or trademarks of our own. As we develop brand recognition, we may apply for trademark and service mark protection.

GOVERNMENT  APPROVALS  AND  REGULATION

     We are not subject to any government regulation. Further, we are not subject to any environmental laws or regulations.

RESEARCH  AND  DEVELOPMENT

     We have not spent any material amount of time or money on research and development, and do anticipate doing so in the future.

EMPLOYEES

     Other than our current sole director and officer, we do not have any employees because our business has not commenced operations. We will not have any additional employees until after completion of this offering and completion of our market research. We do not have an estimate of how many employees will be necessary, what their compensation expense will be, or when we will expect to hire them.

                         MANAGEMENT'S PLAN OF OPERATION

     Until the effectiveness of this registration statement, management anticipates that M-GAB will engage in very little business activity, will not hire any employees, and will not enter into any material contracts. As a result, our cash requirements will be minimal, related only to the cost of maintaining the company in good standing. Our two primary shareholders, Mr. Berg and Mr. Lebrecht, have agreed to advance funds to us to fund these minimal cash requirements.

     Upon the effectiveness of this registration statement, management intends to seek to have a market maker file an application to list our securities on the OTC Bulletin Board, and management intends raise additional capital through the sale of securities registered in this offering.

     Even if we are successful in raising the full $1,000,000 under this offering, our management does not know how long this will satisfy our cash requirements because we do not know how much it will cost to finance our business plan. Cash will be used to conduct market research, purchase production equipment, to market our products, and for working capital. We currently have no plans for raising additional capital. It is not anticipated that current management will be paid a salary during the next twelve months.

     Management does not anticipate that we will engage in any material product research and development because we will utilize existing technology in the production of our video brochures and viewers will view the brochures on existing web sites.

     Management does not anticipate that we will purchase a plant or significant equipment because we will enter into agreements with existing video producers for our video brochures.

     Management anticipates that we will need to hire employees to oversee the production of videos by third-party video producers at locations around the world and to negotiate agreements with major web site operators to show the brochures. Management does not currently have an estimate as to how many employees will be required.

     Our financial statements have been prepared assuming we will continue as a going concern. Because we have not generated any revenues to date and have minimal capital resources, our auditors included an explanatory paragraph in their report raising substantial doubt about our ability to continue as a going concern.

                             DESCRIPTION OF PROPERTY

     During our pre-operating period, we utilize the office of our founder, Carl
M. Berg, under a verbal agreement where we do not pay rent or reimburse him for the minimal expenses incurred. When we are successful in raising sufficient capital to begin executing our business plan, we will identify and lease appropriate office space.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 20, 2001, our founder, Carl M. Berg, purchased 2,550,000 shares of common stock for $255.00. On April 20, 2001, Sadie, LLC, an entity wholly-owned and controlled by Mr. Berg, purchased 3,000,000 shares of common stock for $300.00. Also on April 20, 2001, Brian A. Lebrecht, our legal counsel, purchased 450,000 shares of common stock for $45.00. The total purchase price from these transactions was $600.00. If we are successful in receiving $0.50 per share as contemplated in this offering, the value of the shares acquired April 20, 2001 would be $3,000,000.

     Mr. Berg and Mr. Lebrecht have, from time to time, advanced us funds to cover certain expenses. The amount of these advances has not exceeded, and is not expected to exceed, $2,500. These advances do not bear interest, and although they have no maturity date, are expected to be repaid as soon as reasonably possible.

     On October 4, 2001, Mr. Berg executed a Lock-Up Agreement wherein he agreed not to sell any of his shares of common stock until at least thirty days after the termination of this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically included the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

     There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register, under the Securities Act of 1933 for sale by selling security holders, 13,000 shares of our common stock acquired by twelve shareholders in a private placement. None of our outstanding common stock can be sold pursuant to Rule 144 under the Securities Act. The number of holders of record of shares of our common stock is fourteen (14).

     We are registering a total of 463,000 shares of our common stock for sale by the selling shareholders, and in addition we are registering 2,000,000 shares of our common stock for sale to new investors at $0.50 per share.

     There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

                             EXECUTIVE COMPENSATION

     None of our employees are subject to a written employment agreement, and we have not paid compensation to any employees, executive officers, or directors for services rendered to us.

     On May 15, 2001, our directors and shareholders approved the M-GAB, Inc. 2001 Stock Option Plan, effective June 1, 2001. The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The plan allows for the award of stock and options, up to 600,000 shares of our common stock. Following the effectiveness of this registration statement, we intend to register with the Commission the shares of common stock covered by the plan. We have not issued any options or stock awards under the plan.

     Our Directors do not receive compensation for serving as a Director, but they are entitled to reimbursement for their travel expenses.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     There have been no disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for M-GAB by The Lebrecht Group, APLC. Brian A. Lebrecht, the President of The Lebrecht Group, APLC, is presently the beneficial owner of 450,000 shares of M-GAB common stock which are being registered for resale in this registration statement.

                              AVAILABLE INFORMATION

     M-GAB is not subject to the reporting requirements of the Securities Exchange Act of 1934. M-GAB has filed with the Securities and Exchange Commission a registration statement on Form SB-2, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     Copies of all or any part of the registration statement may be inspected without charge or obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and its public reference facilities in New York, New York and Chicago, Illinois, upon the payment of the fees prescribed by the Commission. The registration statement is also available through the Commission's web site at the following address: http://www.sec.gov.

                                     EXPERTS

     Our financial statements as of July 31, 2001 and for the period from inception (March 27, 2001) through July 31, 2001 included in the prospectus which is part of a registration statement have been so included in reliance on the report of Manuel J. Ramirez of Ramirez International Financial and
Accounting Services, Inc., a Professional CPA Corporation, given on the authority of said firm as experts in auditing and accounting.

                              FINANCIAL STATEMENTS

     Index  to  Financial  Statements

     Independent  Auditors'  Report                         F-1

     Balance  Sheet  as  of  July  31,  2001                F-2

     Statement  of  Operations  from  Inception
     (March  27,  2001) through  July  31,  2001            F-3

     Statement  of  Stockholders  Equity  from
     Inception (March  27,  2001)  through
     July  31,  2001                                        F-4

     Statement  of  Cash  Flows  from  Inception
     (March  27,  2001)  through  July  31,  2001           F-5

     Notes  to  the  Financial  Statements                  F-6  -  F-8

                          M-GAB DEVELOPMENT CORPORATION
                    (A FLORIDA DEVELOPMENT STAGE CORPORATION)

                          INDEPENDENT AUDITORS' REPORT
                            AND FINANCIAL STATEMENTS
                               AS OF JULY 31, 2001
                                    AND FROM
                           INCEPTION (MARCH 27, 2001)
                              THROUGH JULY 31, 2001

                          M-GAB DEVELOPMENT CORPORATION
                    (A FLORIDA DEVELOPMENT STAGE CORPORATION)



                                TABLE OF CONTENTS

                                                 PAGE
Independent  Auditors'  Report                    1

Audited  Financial  Statements:

     Balance  Sheet                               2

     Statement  of  Operations                    3

     Statement  of  Stockholders'  Equity         4

     Statement  of  Cash  Flows                   5

     Notes  to  Financial  Statements            6-8

                          INDEPENDENT AUDITORS' REPORT


To:  The  Board  of  Directors
     of  M-GAB  DEVELOPMENT  CORPORATION

We have audited the accompanying balance sheet of M-GAB DEVELOPMENT CORPORATION (a Florida Development Stage corporation) as of July 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from Inception (March 27, 2001) through July 31, 2001. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M-GAB DEVELOPMENT CORPORATION as of July 31, 2001 and the results of its operations and cash flows for the period from Inception (March 27, 2001) through July 31, 2001, in conformity with generally accepted accounting principles.

The accompanying statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4, to the financial statements, the Company has minimal capital resources presently available to meet obligations that normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 4. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

MANUEL  J.  RAMIREZ,  CPA


/s/ Manuel J. Ramirez
__________________________
August  24,  2001
Irvine,  California

                           M-GAB DEVELOPMENT CORPORATION
                        (A FLORIDA DEVELOPMENT CORPORATION)

                                  BALANCE SHEET

                                                               JULY 31, 2001
                                                               -------------
                                      ASSETS

 Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     -
                                                                   --------
 Total Assets . . . . . . . . . . . . . . . . . . . . . . . . . .  $     -
                                                                   ========

                              LIABILITIES AND EQUITY

 Accounts payable and accrued liabilities . . . . . . . . . . . .  $   118

 Commitments and contingencies (See Note 4) . . . . . . . . . . .        -

 Shareholders' equity:
    Preferred stock, $0.001 par value;
        5,000,000 shares authorized;.                                    -
        No shares issued or outstanding at July 31, 2001

    Common stock, $0.001 par value;
        100,000,000 shares authorized;                               6,000
        6,000,000 shares issued and outstanding at July 31, 2001

 Additional paid in capital . . . . . . . . . . . . . . . . . . .   (4,400)
 Deficit accumulated during development . . . . . . . . . . . . .   (1,718)
                                                                   --------
        Total shareholders' equity. . . . . . . . . . . . . . . .     (118)
                                                                   --------

 Total Liabilities and Shareholders' Equity . . . . . . . . . . .  $     -
                                                                   ========

          The accompanying notes are an integral part of these statements.

                           M-GAB DEVELOPMENT CORPORATION
                        (A FLORIDA DEVELOPMENT CORPORATION)


                               STATEMENT OF OPERATIONS

                                                                           INCEPTION
                                                                        MARCH 27, 2001
                                                                            THROUGH
                                                                         JULY 31, 2001
                                                                        --------------

 Revenue                                                                  $        -

 Costs and expenses - Organization costs                                      (1,718)
                                                                          -----------
 Net Loss                                                                 $   (1,718)
                                                                          ===========

 Net loss per share available to common stockholders
   Basic and Diluted                                                      $    (0.00)

 Weighted average number of common shares outstanding                      4,857,143

          The accompanying notes are an integral part of these statements

                                      M-GAB DEVELOPMENT CORPORATION
                                 (A FLORIDA DEVELOPMENT STAGE CORPORATION)

                                     STATEMENT OF STOCKHOLDERS' EQUITY



                                                                                           DEFICIT
                                                                       ADDITIONAL        ACCUMULATED
                                              COMMON STOCK              PAID-IN             DURING
                                          SHARES       PAR VALUE        CAPITAL          DEVELOPMENT        TOTAL
                                        ----------  -------------    ---------------    --------------     ------

 Founder Stock, $0.0001 per share,
      issued April 20, 2001 . . . . . .  6,000,000    $  6,000         $  (5,400)       $   -            $   600
Contributed capital                                                    $   1,000                         $ 1,000
Net loss                                                                                 (1,718)          (1,718)
                                         ---------  -------------    ---------------    --------------     -------
 Balance, July 31, 2001 . . . . . . . .  6,000,000    $  6,000         $  (4,400)       $(1,718)         $  (118)
                                         =========  =============    ================   ==============     =======


          The accompanying notes are an integral part of these statements.

                                      M-GAB DEVELOPMENT CORPORATION
                                (A FLORIDA DEVELOPMENT STAGE CORPORATION)

                                          STATEMENT OF CASH FLOWS


                                                                                          INCEPTION
                                                                                       MARCH 27, 2001
                                                                                           THROUGH
                                                                                        JULY 31, 2001
                                                                                      ----------------

Cash flows from operating activities -
  Net loss                                                                                 $  (1,718)
     Adjustments to reconcile net loss to cash
     used in operating activities -                                                               -
         Contributed capital for services rendered at no charge                                1,000

     Changes in assets and liabilities -
         Increase in payables                                                                    118
                                                                                              --------
Cash used in operating activities                                                               (600)

Cash flows from investing activities -                                                            -
                                                                                              --------
Cash provided by investing activities                                                             -

Cash flows from financing activities -
  Proceeds from issuance of common stock                                                         600
                                                                                              --------
Cash provided by financing activities                                                            600

  Net increase in cash                                                                            -
  Cash, beginning of the period                                                                   -
                                                                                              --------
  Cash, end of the period                                                                  $      -
                                                                                              ========
Supplemental information -
  No amounts were paid for interest or taxes during the period.


          The accompanying notes are an integral part of these statements.

                          M-GAB DEVELOPMENT CORPORATION
                    (A FLORIDA DEVELOPMENT STAGE CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS



1.     NATURE  OF  OPERATIONS  AND  ACCOUNTING  POLICIES
       -------------------------------------------------
NATURE OF OPERATIONS. The Company incorporated in Florida on March 27, 2001. The fiscal year end of the Company is December 31. Planned principal operations of the Company have not yet commenced; activities to date have been limited to forming the Company, developing its business plan, and obtaining initial capitalization. Initially, the Company will focus its efforts to develop, market and distribute a digitally processed interactive travel brochure (virtual portal) that will contain images and full 3-D video of world-class destinations as well as remote getaway locations. The technology will be licensed and sold on a subscription basis via the Internet to commercial and consumer markets.

PRINCIPLES OF ACCOUNTING. The accompanying financial statements have been prepared in conformity with generally accepted accounting principles.

ACCOUNTING ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

SHARES ISSUED IN EXCHANGE FOR SERVICES. The fair value of shares issued in exchange for services rendered to the Company is determined by the Company's officers and directors, as there is currently no market for the Company's stock. As of July 31, 2001, no shares have been issued for services.

CASH AND CASH EQUIVALENTS. The Company includes cash on deposit and short-term investments with original maturities less than ninety days as cash and cash equivalents in the accompanying financial statements.

ORGANIZATION COSTS. As of July 31, 2001, organization costs, primarily professional and filing fees, of approximately $1,718 have been charged against operating income.

RESEARCH AND DEVELOPMENT. Research and development costs are expensed as incurred as required by Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs." As of July 31, 2001, no costs had been incurred.

STOCK-BASED COMPENSATION. In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (FAS 123), the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25) and related interpretations in accounting for its employee stock option plans. Under APB 25, if the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation is recognized. As of July 31, 2001, no options had been issued for services.

INCOME TAXES. The Company has made no provision for income taxes because of financial statement and tax losses since its inception. A valuation allowance has been used to offset the recognition of any deferred tax assets due to the uncertainty of future realization. The use of any tax loss carryforward benefits may also be limited as a result of changes in Company ownership.

FAIR VALUE OF FINANCIAL INSTRUMENTS. The Company considers all liquid interest-earning investments with a maturity of three months or less at the date of purchase to be cash equivalents. Short-term investments generally mature between three months and six months from the purchase date. All cash and short-term investments are classified as available for sale and are recorded at market using the specific identification method; unrealized gains and losses are reflected in other comprehensive income. Cost approximates market for all classifications of cash and short-term investments; realized and unrealized gains and losses were not material.

1.     NATURE  OF  OPERATIONS  AND  ACCOUNTING  POLICIES  (CONTINUED)
       --------------------------------------------------------------
CONCENTRATION OF CREDIT RISK. The Company maintains cash and cash equivalents with a single financial institution. The Company performs periodic evaluations of the relative credit standing of the financial institution. The Company has not sustained losses from these instruments.

NET LOSS PER COMMON SHARE. Basic loss per common share (Basic EPS) excludes dilution and is computed by dividing net loss available to common shareholders (the numerator) by the weighted average number of common shares outstanding (the denominator) during the period. Diluted loss per common share (Diluted EPS) is similar to the computation of Basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. In addition, in computing the dilutive effect of convertible securities, the numerator is adjusted to add back the after-tax amount of interest recognized in the period associated with any convertible debt. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net loss per share. All potential common shares are anti-dilutive; therefore, Basic EPS equals Diluted EPS.

2.     STOCKHOLDERS'  EQUITY
       ---------------------
STOCK-BASED COMPENSATION. The Company did not issue nor did it recognize stock-based compensation from Inception, March 27, 2001, through July 31, 2001.

PRIVATE  PLACEMENT  MEMORANDUM.  On  June  1,  2001,  the Company began offering
100,000 shares of common stock at $0.10 per share pursuant to a Private Placement Memorandum. The proceeds from the offering are to be used for pre-incorporation expenditures, consulting fees and working capital.

STOCK OPTION PLAN. The Company's Board and shareholders approved a Stock Option Plan, effective June 1, 2001. The plan limits the aggregate number of shares available to 600,000. Each award under the plan will be evidenced by a Stock Purchase Agreement; each agreement will establish the vesting requirements and the maximum term of the options granted. As of July 31, 2001, no options had been granted.

CONTRIBUTED CAPITAL. The Company's president elected to forego a salary during the early developmental stages. Additionally, he does not charge the Company for the use of his home office. The Company estimates the value of these services at $1,000 and has recorded contributed capital and the related organizational expense in the accompanying financial statements.

3.     RELATED  PARTY  TRANSACTIONS
       ----------------------------
LEGAL SERVICES. The Company has engaged a shareholder as its corporate counsel. All services rendered by counsel are billed as incurred; billings to date total $718, of which $118 remains due and payable.

STOCKHOLDERS LOANS AND ADVANCES. From time to time, certain Company stockholders loan or advance monies to the Company. Loans bear interest at rates established at the time of the loan; advances bear no interest. While these loans and advances have no maturity dates, they are expected to be repaid as early as practicable. At July 31, 2001, no advances or loans were outstanding. See Note 5 for subsequent events.

4.     COMMITMENTS,  CONTINGENCIES,  RISKS  AND  UNCERTAINTIES
       -------------------------------------------------------
GOING CONCERN CONTINGENCY. The Company has minimal capital resources presently available to meet obligations that normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise doubt about the Company's ability to continue as a going concern. Management is seeking additional equity financing to fund planned operations; management believes actions currently being taken provide the opportunity for the Company to continue as a going concern. However, there is no assurance that the Company will be able to obtain such financing. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

5.     SUBSEQUENT  EVENTS
       ------------------
COMMON  STOCK  ISSUANCE.  Since  July  31, 2001, the Company received $1,200 for
12,000 shares of common stock at $0.10 per share, pursuant to subscription agreements received for the Private Placement Memorandum; the related stock certificates have not yet been issued.

STOCKHOLDERS LOANS AND ADVANCES. On August 8, 2001, a stockholder advanced $2,500 to the Company to cover certain corporate expenses. The advance bears no interest and is due as soon as practicable.

YOU  MAY  RELY  ON  THE INFORMATION
CONTAINED  IN  THIS  PROSPECTUS. WE
HAVE  NOT  AUTHORIZED  ANYONE  TO
PROVIDE  INFORMATION DIFFERENT FROM
THAT  CONTAINED IN THIS PROSPECTUS.
NEITHER  THE  DELIVERY  OF  THIS
PROSPECTUS NOR SALE OF COMMON STOCK
MEANS THAT INFORMATION CONTAINED IN
THIS  PROSPECTUS  IS  CORRECT AFTER
THE  DATE  OF THIS PROSPECTUS. THIS
PROSPECTUS  IS NOT AN OFFER TO SELL
OR  A  SOLICITATION  OF AN OFFER TO
BUY  THESE  SHARES  OF  THE  COMMON
STOCK  IN  ANY  CIRCUMSTANCES UNDER
WHICH  THE OFFER OR SOLICITATION IS
UNLAWFUL.

     _________________

     TABLE OF CONTENTS

                                       Page
                                       ----
                                                     2,463,000 SHARES
Prospectus  Summary                    2
Risk  Factors                          3
Use  of  Proceeds                      7
Determination  of  Offering  Price     7             M-GAB DEVELOPMENT
Dilution                               8               CORPORATION
Selling  Stockholders                  9
Plan  of  Distribution                 10
Legal  Proceedings                     10
Management                             11
Principal  Stockholders                12
Description  of  Securities            13
Interests  of  Experts  and  Counsel   13
Business                               15
Management's  Plan  of  Operation      18
Description  of  Property              18             ----------------
Certain  Transactions                  19                PROSPECTUS
Market  for  Common  Equity            19             ----------------
Executive  Compensation                20
Changes  in  Accountants               20
Legal  Matters                         20
Available  Information                 20
Experts                                21              _________, 2001
Index  to  Consolidated  Financial
   Statements                          21

Dealer  Prospectus  Delivery
Obligation.  Until  ________, 2002;
all  dealers  that  effect
transactions  in  these securities,
whether  or  not  participating  in
this  offering,  may be required to
deliver  a  prospectus.  This is in
addition to the dealers' obligation
to deliver a Prospectus when acting
as underwriters and with respect to
their  unsold  allotments  or
subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Article X of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its Bylaws or in any resolution of its stockholders or directors, to indemnify the officers and directors of this Corporation against any liability as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to buy, at this Corporation's expense, policies of insurance.

     Our bylaws do not further address indemnification, and there are no resolutions of our shareholders or directors which address indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below:



        Registration Fees . . . . . . .  Approximately  $  780.52
        Transfer Agent Fees . . . . . .  Approximately  $  500.00
        Costs of Printing and Engraving  Approximately  $  500.00
        Legal Fees. . . . . . . . . . .  Approximately  $2,500.00
        Accounting Fees . . . . . . . .  Approximately  $2,500.00
                                                        ---------
           Total                                        $6,780.52
                                                        ---------


RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On April 20, 2001, we issued 2,550,000 shares of our common stock, restricted in accordance with Rule 144 of the Securities Act of 1933, to Carl M. Berg, our founder and an accredited investor, in exchange for consideration of $255. In addition, we issued 3,000,000 shares of common stock, restricted in accordance with Rule 144, to Sadie, LLC, an entity wholly-owned and controlled by Mr. Berg, in exchange for consideration of $300. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act.

     On April 20, 2001, we issued 450,000 shares of our common stock, restricted in accordance with Rule 144 of the Securities Act of 1933, to Brian A. Lebrecht, an accredited investor, in exchange for consideration of $45. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

     In August of 2001, we issued an aggregate of 13,000 shares of our common stock, restricted in accordance with Rule 144 of the Securities Act of 1933, to twelve (12) non-accredited investors, in exchange for total consideration of $1,300. The issuances were exempt from registration pursuant to Rule 504 of Regulation D promulgated under the Securities Act.

     On May 15, 2001, our directors and shareholders approved the M-GAB, Inc. 2001 Stock Option Plan, effective June 1, 2001. The plan allows for the award of stock and options, up to 600,000 shares of our common stock. The plan was adopted under, and awards and issuances thereunder will be exempt from registration pursuant to, Rule 701 of the Securities Act of 1933. We have not issued any options or stock awards under the plan.

EXHIBITS



Exhibit  No.          Description
------------          -----------

3.1+          Articles  of  Incorporation  of  M-GAB  Development  Corporation

3.2+          Bylaws  of  M-GAB  Development  Corporation

4.1+          M-GAB,  Inc.  2001  Stock  Option  Plan

4.2           Lock-Up  Agreement

5.1*          Legal  Opinion  of  The  Lebrecht  Group,  APLC

23.1 Consent of Manuel J. Ramirez of Ramirez International Financial and Accounting Services, Inc., a Professional CPA Corporation

23.2          Consent  of  The  Lebrecht  Group,  APLC (included in Exhibit 5.1)


*     to  be  filed  by  amendment
+     previously  filed

UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.   We  hereby  undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:


          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on October 31, 2001.

                                   M-GAB  Development  Corporation,
                                   a  Florida  corporation

                                   /s/ Carl M. Berg
                                   ________________________________
                                   By:     Carl  M.  Berg
                                   Its:    President

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


/s/ Carl M. Berg
__________________________                           October  31,  2001
By:     Carl  M.  Berg
Its:    President,  Secretary,  Treasurer,
        principal  financial  officer,
        principal  accounting  officer,  and
        Sole  Director